UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

STEWART INFORMATION SERVICES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-02658	74-1677330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd Suite 100
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 625-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2023, the Board of Directors (the “Board”) of Stewart Information Services Corporation (the “Company”), on recommendation of its Nominating and Corporate Governance Committee, took action to increase the size of the Board from nine to ten persons and appointed Helen Vaid as a new director to fill the vacancy created by such increase, effective on August 1, 2023. Ms. Vaid’s term shall expire at the Company’s 2024 Annual Meeting of Stockholders. The Board anticipates naming Ms. Vaid to serve on one or more committees of the Board, but at the time of this Current Report on Form 8-K, has not determined the committee(s) to which Ms. Vaid will be named. The Company will file an amendment to this Current Report on Form 8-K naming those committees once they are determined.

Ms. Vaid was the Chief Executive Officer of Foundry Brands, a brand platform that grows omni-digital brands, from July 2021 to February 2023. She currently serves on the boards of directors of Abercrombie & Fitch Co. (since February 2023) and Foundry (since August 2021), and was previously a director of Groupon, Inc. (from April 2020 to June 2023). Previously, she was the Global Chief Customer Officer at Pizza Hut, a subsidiary of Yum! Brands, Inc. (September 2016 to July 2021). She also held roles at Walmart.com, a division of Walmart Inc., including Vice President of Digital Store Operations and Experience, Web & Mobile (September 2015 to August 2016) and Vice President of Customer Experience, Web & Mobile (June 2013 to September 2015). Ms. Vaid also held several technology-focused roles at Hewlett Packard Enterprise. She earned her Bachelor of Arts from Indraprastha College, University of Delhi and a Master of Business Administration from Manchester Business School.

The Board has determined that Ms. Vaid is an independent director within the rules of the New York Stock Exchange.

There are no arrangements or understandings between Ms. Vaid and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between Ms. Vaid and the Company that require disclosure under Item 404(a) of Regulation S-K.

Ms. Vaid will be compensated in accordance with the Company’s cash and equity compensation arrangements for non-employee directors, which are described in greater detail in the Company’s definitive proxy statement on Schedule 14A relating to its 2023 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 5, 2023. On August 1, 2023, Ms. Vaid will receive an equity award representing a pro-rated portion of the annual equity compensation paid to non-employee directors, based on the closing price of the Company’s common stock on August 1, 2023.

A copy of the Company’s press release announcing the appointment of Ms. Vaid to the Board is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description

99.1	Press release of Stewart Information Services Corporation dated July 26, 2023, announcing the election of Ms. Vaid as a director of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION (Registrant)

Date:	July 26, 2023	By:	/s/ Elizabeth K. Giddens
Elizabeth K. Giddens Chief Legal Officer and Corporate Secretary